THIS LEASE AGREEMENT ("Lease") is made and entered into on the 1st day of June, 1996, by and between "K" Line Realty (N.J.) Inc., (hereinafter referred to as "Landlord"); and MCC Corporation (hereinafter referred to as the "Tenant").

        FOR AND IN CONSIDERATION of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1. DEFINED TERMS

        The following terms wherever initially capitalized shall have the following meanings:

        A. Premises: The Premises shall comprise approximately [23,763.13] square feet of the building (Level A 9,124.38 sq. ft. and Level B 14,638.75 sq. ft.) located at 535 Mountain Avenue, Murray Hill, New Jersey 07974, as said Premises are more particularly shown and identified on the office space certification which has been approved by Landlord and Tenant and is incorporated by reference herein as Exhibit "A". For all purposes of this Lease, Landlord and Tenant have agreed that the gross leasable area of the Premises is approximately [23,763.13] square feet, which for the purpose of this Lease is measured based on outside dimensions to centerline of common wall and pro-rata allocation of common and building core areas, as applicable.

        B. Term: The Term of this Lease shall be for a term of one (1) year commencing on June 1, 1996 and expiring on May 31, 1997 or as such period as may be extended by Tenant pursuant to Section 48.

        C. Commencement Date: June 1, 1996, at which time Tenant's obligation to pay Annual Basic Rent shall commence.

        D. Rental Year: The first Rental Year shall commence on the Commencement Date, and shall end at the close of the 12th full calendar month thereafter.

        E. Tenant's Proportionate Share: 18.94 %

        19,010.50' (Tenant Net Usable) / 100,381.40' (Building Total Net Usable)

        F. Permitted Use: The Premises shall be used solely for offices in accordance with and as permitted by applicable zoning ordinances and for no other purpose.

        G. (i) Annual Basic Rent: The applicable Annual Basic Rent is hereinafter set forth in Article 6.

        (ii) Additional Rent: Any other rent and other charges to be paid by Tenant to Landlord in accordance with this Lease other than Annual Basic Rent, including but not limited to Tenant's percentage of Operating Expenses hereinafter provided in Article 8.

        H. Tenant Notice Address:

        MCC Corporation

        535 Mountain Avenue

        Murray Hill, New Jersey 07974

        Attention:      Mr. Robert Wallach

                        President


        I. Landlord Notice Address:

        "K" Line Realty (N.J.), Inc.

        535 Mountain Avenue

        Murray Hill, New Jersey 07974

        Attention:      Mr. Richard B. Motta

                        Executive Vice President

        J. Property: The land, as described in Exhibit B plus all buildings and all appurtenant improvements.

2. PREMISES

        2.1 Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the Premises and all related improvements attributable thereto for Tenant's use. Tenant's lease of the Premises shall include the right to use Tenant's Proportionate Share of the parking spaces in the parking areas of the Property as designated by Landlord and as particularly described on Exhibit C hereto, and the right of access and use of the dining and other common areas (excluding mechanical rooms) on the Property and in the building.

        2.2 Tenant agrees that at any time and from time to time, at reasonable intervals, within twenty (20) days after written request by Landlord and/or its assignee, mortgagee or other secured parties as may be designated by Landlord to deliver to Landlord, a certificate (based on Tenant's best knowledge and belief stating; (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified, and identifying the modification agreements, or if this Lease is not in full force and effect the certificate shall so state); (ii) the date to which rental has been paid under this Lease; (iii) whether or not there is any existing default by either party under this Lease with respect to which a notice of default has been served, and if there is any such default, specifying the nature and extent thereof; (iv) whether or not there are any set-offs, defenses or counterclaims against enforcement of the obligations to be performed by Tenant under this Lease; and (v) such other matters relating to this Lease as may be reasonably requested by Landlord or any of its designees. Landlord agrees to furnish to Tenant at reasonable intervals, within twenty (20) days after written request by Tenant a reciprocal certificate setting forth the applicable facts as herein above referred to in this Article 2.2.

3. TERM

        3.1 The Term of this Lease is the Term. In the event the Commencement Date is any date other than the first day of the month, the one (1) year lease term shall commence on the first day of the month next succeeding delivery of the Premises, and in such event Tenant shall be obligated to pay to Landlord pro-rata Annual Basic Rent and Additional Rent from the Commencement Date to the last day of the month in which the Commencement Date occurs.

        3.2 This Lease shall expire at the end of the Term, without the necessity of any notice from either Landlord or Tenant to terminate the same.

4. USE OF THE PREMISES

        The Tenant may use the Premises for Permitted Use. Under no circumstance shall Tenant use for itself, sublet or allow an other party (including itself to use, possess or occupy the Premises as an industrial establishment in whole or in part as that term is defined under N.J.S.A. 13:1 K-8(fl the Industrial Site Recovery Act ("ISRA"). Tenant shall not cause or suffer to be committed any act which creates a violation of ISRA or otherwise causes any filing to be made pursuant to ISRA, Spill Compensation Act or any other environmental law; all such costs and expenses resulting from Tenant's use of the Premises shall be Tenant's sole responsibility.

5. RENT PAYABLE

        During the Term, Tenant covenants and agrees to pay to Landlord, as rental for the Premises, the Annual Basic Rent and any and all Additional Rent in accordance with this Lease.

6. ANNUAL BASIC RENT

        6.1 Effective as of the Commencement Date, and during the one (1) year Term hereof and the one (1) year renewal period should said option be exercised, Tenant shall pay to Landlord Annual Basic Rent in the amount of [$329,073.81]. The stated sum represents the base rates of:

Level A: 9,124.38' sq. ft. @ $12.00 per  GRSF = $109,492.56
Level B: 14,638.75' sq. ft. @ $15.00 per GRSF = $219.581.25
                                                $329,073.81

and Tenant Electric at [$1.65] per GRSF of the Premises per annum less the Level A Computer Room. It should be noted that the Level A Computer Room shall be submetered and separately billed at rates currently in force by Jersey Central Power and Light Company (JCP&L).

        6.2 Tenant covenants to pay all Annual Basic Rent and Additional Rent when due and payable, without any set-off, deduction, counterclaim, demand or previous notice whatsoever, except as may herein be specifically provided. Any monies paid or expenses incurred by Landlord to correct defaults in any of the Tenants obligations hereunder, after such notice to Tenant as required in this Lease, shall be payable to Landlord as Additional Rent. Any Additional Rent provided for in this Lease shall be paid together with the Annual Basic Rent, unless the same shall be required to be paid upon demand or as otherwise expressly stated in this Lease. Annual Basic Rent shall be paid or delivered to Landlord at the Landlord's Notice Address.

        6.3 Receipt and acceptance by Landlord of any Annual Basic Rent, Additional Rent, and any other charge with knowledge of Tenant's default in any covenant or condition of this Lease shall not be deemed a waiver of such default.

        6.4 The Tenant agrees that it will pay one-twelfth (1/12th) the Annual Basic Rent and Additional Rent as herein provided, promptly on the first day of each and every month in equal monthly installments, or as otherwise in this Lease required. Without waiving any of Landlord's other remedies for failure to pay Annual Basic Rent or Additional Rent as in this Lease contained, the Tenant agrees that any Annual Basic Rent or Additional Rent not paid within ten (10) days after such payment is due shall require payment by Tenant of (i) the delinquent Annual Basic Rent and/or Additional Rent; and (ii) payment of a late charge of 5 cents for each dollar of delinquent Annual Basic Rent or Additional Rent, if payment is not made within 5 days after notice is given of such non-payment by Tenant.

7. UTILITIES

        7.1 Tenant shall be responsible at its sole cost and expense to pay for its use of utilities which may be separately metered to the Leased Premises (i.e., electricity for the Level A Computer Room raised floor area only). Utilities not separately metered shall be paid for by Tenant as part of Operating Expenses as hereinafter provided, including general purpose electricity, natural gas, domestic water and standby sprinkler charges, if any. Tenant shall pay for electricity consumed in the Premises at the rate stated in
Section 6.1 hereof.

8. OPERATING EXPENSES

        8.1 For all purposes hereof:

        (a) "Taxes" shall include all real estate taxes, assessments, sewer taxes and charges, and other governmental charges imposed upon the Property, or any governmental charges levied in substitution thereof.

        (b) If Landlord received a refund of Taxes for any calendar year during the Term, Landlord shall apply the refund against Operating Expenses after first deducting the reasonable cost and expenses incurred by Landlord in effecting the refund. If this Lease terminates before the end of the period for which the Operating Expenses so reduced apply, Tenant shall be paid a pro-rated portion of its share of such refund.

        (c) If at any time during the Term, the method or scope of taxation other than a tax based on Landlord's net income prevailing at the date of execution of this Lease shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the Taxes, there may be a capital levy or other imposition based on the value of the Premises, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Landlord's real property including the Premises, then and in such event, such substituted tax or imposition shall be payable and discharged pro-rata, in accordance with the obligations set forth in this Article 8. Such substitute tax shall be computed as if the building where the only property owned by the Landlord.

        (d) No provision hereof shall be deemed to require Tenant to pay municipal, state or federal income, capital levy, estate, succession, inheritance, use, sales or corporate franchise taxes imposed upon Landlord.

        8.2 For all purposes hereof:

        (A) "Operating Expenses" shall mean all expenses, including
Taxes, incurred by Landlord in connection with the operation, maintenance, repair and replacement of and to the Property, during the lease year including, without limitation, (i) wages and fringe benefit payments to persons engaged in such operation, maintenance and repair; (ii) the cost of building and cleaning supplies and service and maintenance contracts with independent contractors;
(iii) all charges for insurance coverage on the Property, including fire and casualty insurance in broad form, public liability insurance, casualty rent insurance and such other insurance reasonably required by Landlord or other parties having an insurable interest. Landlord reserves the right to adjust the amount of coverage from time to time as may be required to provide adequate coverage consistent with then existing economic conditions; and (iv) management fee costs not to exceed three (3%) percent of the gross Annual Basic Rent attributable to the Building.

        (B) Operating Expenses shall not include the following:

        (a) salaries or benefits for Landlord's executives and employees above the grade of building manager, and of any employee who does not devote substantially all of his time to the Building;

        b) to the extent such costs constitute capital costs under generally accepted accounting principles, the cost of replacement of HVAC, mechanical, security, electrical, plumbing systems, or of any substantial component or part of such systems beyond the scope of routine maintenance and repair; resurfacing of the parking area or of the driveways on the Project or any other cost which is capital in nature, provided if Landlord shall purchase any item of capital equipment or make any capital expenditure which has the effect of reducing the expenses which would be included in Operating Expenses, then the costs of such capital equipment or capital expenditure may be included in Operating Expenses if amortized over the useful life of the item on a straight line basis, but only to the extent of the reduction in each calendar year of cost which would otherwise be included in Operating Expenses, until the savings or reductions in Operating Expenses equal Landlord's costs for such capital expenditure. If Landlord shall lease any items of capital equipment which results in savings or reductions in expenses which would otherwise be included in Operating Expenses, then the rentals and other costs paid pursuant to such leasing shall be included in Operating Expenses for the calendar year in which they were incurred, but only to the extent of the reduction which would otherwise be included in Operating Expenses;

        (c) expenditures for which Landlord is reimbursed from any insurance carrier, or any other source;

        (d) cost of repairs or replacements incurred by reason of fire or other casualty or condemnation;

        (e) advertising and promotional expenditures;

        (f) cost incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

        (g) depreciation, except as provided above;

        (h) bad debt loss, rent loss, or reserves for either of them;

        (i) Snow Removal (which shall be assessed as incurred based on Tenant's Proportionate Share);

        j) the cost of electricity furnished to any particular tenant and paid for by such tenant;

        (k) financing costs, including points, commitment fees, broker's fees, legal fees, and mortgage interest and amortization payments;

        (l) costs incurred in connection with the construction of the Building or the initial development of the Project;

        (m) costs, expenses or expenditures relating to the duties, liabilities or obligations of other tenants in the Project;

        (n) any costs incurred by Landlord arising out of its failure to perform or breach of any of its covenants, agreements, representations, warranties, guarantees or indemnities made for the benefit of Tenant under this lease;

        (o) legal fees, space planner's fees, broker's commissions and other costs incurred by Landlord in connection with leasing space and negotiating leases with tenants of the Project, or legal fees in connection with disputes between Landlord and any tenant of the Project, or between Landlord and any mortgagee;

        (p) lease payments for rented equipment, the cost of which equipment constitutes a capital expenditure if the equipment were purchased; and any late fees, penalties, interest charges or similar fees incurred by Landlord;

        (q) costs of improving, altering, constructing or redecorating any space leased to tenants of the Building;

        (r) any cost representing an amount paid to a person, firm, corporation, or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship;

        (s) costs incurred by Landlord to remedy any defects in the design of or materials used in, or the defective installation of the structural steel framing, roof, foundation and underground utility lines forming a part of or servicing the Building or the Project;


        (t) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Project, including, without limitation, accounting and legal expenses, costs of selling, syndicating, financing, mortgaging or hypothecating Landlord's interest in the Building, costs of any disputes between Landlord and its employees, building managers, or other tenants;

        (u) amounts paid as ground rental;

        (v) any changes or improvements the Landlord is required o make due to changes in applicable law, or on account of any environmental cleanup not caused by Tenant;

        (w) expenses for vacant space, including utilities and security, should the building be less than eighty-five (85%) percent tenanted; and

        (x) any expenses incurred by Landlord in connection with providing cafeteria service to Tenant. Tenant pays for this service on the basis of the number of employees in its employ.

        (C) "Operational Year" shall mean each calendar year during the Term.

        8.3 (i) The Landlord shall make a reasonable estimate of the Operating Expenses for each Operational Year, and Tenant shall pay as Additional Rent Tenant's Proportionate Share of Operating Expenses in twelve (12) equal monthly installments beginning in January of the Operational Year in question, except for the first Operational Year when Tenant shall pay its pro-rata share of such expenses beginning on the Commencement Date. Tenant shall have the right, upon reasonable notice, during business hours to review the business records applicable to the Operating Expenses and to copy any invoices or other billings or documents applicable thereto which copies shall be made at Tenant's cost and expense.

        (ii) At the end of each calendar year, Landlord will furnish to Tenant a statement of actual Operating Expenses for the Operational Year just elapsed and the parties shall adjust in a single payment from the Tenant or the Landlord, as the case may be, any difference between the estimated and actual Operating Expenses.

        (iii) Any required payment to Landlord or Tenant as applicable shall be made within thirty (30) days after Landlord furnishes the required statement of actual Operating Expenses.

        8.4 Every statement forwarded by Landlord to Tenant pursuant to this
Article 8 shall be binding upon Tenant unless, within thirty (30) days after the receipt of such statement, Tenant notifies Landlord, in writing in detail, of Tenant's objections thereto. Any unresolved dispute as to such statement shall be determined as per clause 55.

        8.5 If the last year of the Term ends on any day other than the last day of a calendar year, any payment due to Landlord or to Tenant by reason of any increase or decrease in Operating Expenses shall be pro-rated on the basis of a 365 day year by computing Operating Costs for the entire year and then prorating such amount for the number of days this Lease was in effect during such year. Notwithstanding the termination of this Lease, and within ten (10) days after receipt of Landlord's statement regarding the determination of the Operating Costs for the calendar year in which this Lease terminates, Tenant shall pay to Landlord or Landlord shall pay to Tenant, as the case may be, an amount equal to the difference between Tenant's Proportionate Share of the increases in Operating Costs for such year (as prorated) and the amount previously paid by Tenant toward such increases. This covenant shall survive the expiration or termination of this lease.

9. LEASEHOLD IMPROVEMENTS

        9.1 Tenant to take space "as is" and shall at its cost, construct its leasehold improvements. The above notwithstanding, Landlord has in accordance with specific agreement with Tenant, made certain modifications to the demised space at no cost to Tenant. Landlord further warrants that modifications which were made for the previous Tenant and which continue to exist were made in accordance with Federal and Local code provisions and that a Certificate of Occupancy was duly tendered by the Borough of New Providence. Tenant, has been in possession of the demised space under a sub-lease since May 1, 1995 and hereby affirms that the space as defined under Clause 1 of this Lease was tendered in satisfactory condition.

        9.2 Tenant acknowledges that except as herein otherwise expressly provided, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as indicated above. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

        9.3 (a) Tenant shall not do nor permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering said Building or any part thereof or any of its contents, nor shall Tenant sell or permit to be kept, used or sold in or about said Premises any articles which may be prohibited by standard form policy of fire insurance.

        (b) Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for an unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not bring onto the Premises any apparatus, equipment or supplies that may overload the Premises or the Building or any utility or elevator systems or jeopardize the structural integrity of the Building or any part thereof.

        (c) Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with, and at its sole cost and expense shall promptly comply with, any Legal Requirement now in force or which may hereafter be enacted or promulgated relating to the condition, use or occupancy of the Premises, excluding structural changes. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any Legal Requirement, shall be inclusive of the fact as between Landlord and Tenant.

        9.4 In the event Tenant shall require any work in addition to Landlord's work, it shall advise Landlord of such requirement and Landlord shall submit in writing to Tenant the extra cost of such additional work, together with the details of the scope of such work to be performed ("Extra Tenant Work"). In the event Tenant requests Extra Tenant Work, it shall pay the cost thereof to Landlord within fifteen (15) days after written requisition thereof and certification by Landlord's architect that the Extra Tenant Work has been completed as required.

        9.5 Landlord covenants and agrees that all Landlord's Work shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations.

        9.6 The Premises shall be deemed Ready for Occupancy upon the Commencement Date.

10. REPAIRS AND MAINTENANCE

        10.1 During the Term, the Landlord, as part of Operating Expenses (except as may be otherwise herein provided), shall keep in good order, safe condition and repair, the structural parts of the Building, including the walls, roof, concrete floor, foundation and structural steel, together with plumbing, utility lines and facilities serving the Premises, except for repairs or maintenance occasioned by the negligence or deliberate act of Tenant or its agents, servants, employees and invitees, which shall be then repaired by Landlord at the cost and expense of the Tenant. (Capital expenditures as previously covered in Clause 8 above remain as Landlord's sole expense and obligation). Repairs caused, occasioned by other tenant's in the Building shall be charged to said tenant's account and not made part of these operating expenses.

        10.2 The Landlord shall as part of Operating Expenses take good care of and maintain and repair the lawns, shrubbery, driveway, sidewalks, entranceways, foyers, curbs and parking area on the Property. The Landlord shall provide snow removal, the payment being covered as per clause 8.2 (B) (i).

        10.3 Tenant agrees to keep the Premises in as good repair as they are at the beginning of the Term, reasonable use and wear thereof and damage by fire or other casualty excepted. Tenant further agrees not to damage, overload, deface or commit waste of the Premises. Subject to the provisions of Section
12.4 hereof, Tenant shall be responsible for all damage of any kind or character to the Premises caused by Tenant or Tenant's employees, agents or invitees in excess of ordinary wear and tear, including the windows, glass, floors, walls and ceilings, caused by Tenant or by anyone using or occupying the Premises by, through or under Tenant. Landlord shall repair the same, and Tenant agrees to pay the costs incurred therefor to Landlord upon demand to the extent that those costs are not covered by warranty. Anything hereinabove contained to the contrary notwithstanding, it is expressly understood and agreed that the Tenant shall, at its sole cost and expense, be responsible for the repair, maintenance and replacement of any items installed by Landlord for Tenant's use as leasehold improvements that do not constitute part of the realty.

        10.4 Anything hereinabove contained to the contrary notwithstanding, Landlord shall upon due notification and at Tenants cost and expense, replace all light bulbs, fluorescent fixtures and ballasts after their initial installation by Landlord.

11. JANITORIAL SERVICES

        Landlord shall furnish janitorial services and garbage disposal, for the Building and Premises the cost of which shall be included as part of Operating Expenses (See Exhibit "F"). Landlord shall comply with all laws in the disposal of recyclable materials.

12. INSURANCE

        12.1 Tenant shall, at all times during the term of this Lease, and at its own cost and expense, procure and continue in force the following insurance coverage:

        (a) Commercial General Liability Insurance with a combined single limit for personal or bodily injury and property damage of not less than $2,000,000 or such other level of coverage that Landlord may require in its commercially reasonable judgment, with at least a $1,000,000 umbrella.

        (b) Fire and Extended Coverage Insurance, including vandalism and malicious mischief coverage, covering and in an amount equal to the full replacement value of all fixtures, furniture and improvements installed in the Premises by or at the expense of Tenant.

        12.2 The aforementioned minimum limits of policies shall in no event limit the liability of Tenant hereunder. The aforesaid insurance shall name Landlord as an additional insured. Said insurance shall be with companies having a rating of not less than A+, XI in "Best Insurance Guide". Tenant shall furnish from the insurance companies or cause the insurance companies to furnish certificates of coverage. No such policy shall be cancelable or subject reduction of coverage or other modification or cancellation except after thirty
(30) days prior written notice to Landlord by the insurer except only ten (10) days notice shall be required in the event of non-payment of premium. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage which Landlord may carry. Tenant shall, at least twenty
(20) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the premiums together with a reasonable handling charge and Interest from the date paid by Landlord, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

        12.3 During the term of this Lease Landlord shall maintain in effect:

        (A) Insurance on the Building against fire, extended coverage perils and vandalism and malicious mischief (to the extent such Overages are available), with responsible insurers licensed to do business in New Jersey insuring the Building in an equal amount to at least ninety-five percent (95%) of the replacement cost thereof, excluding foundations, footings and underground installations;

        (B) Commercial general liability insurance in limits of not less than $3,000,000. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

        12.4 To the extent permitted by their respective policies of insurance, Landlord and Tenant each hereby waive any right of recovery against the other and the authorized representatives of the other for any loss or damage that is covered by any policy of insurance maintained by either party with respect to the Premises or the Complex or any operation therein. Each party shall obtain from its insurer under each policy a waiver of all right of recovery by way of subrogation against the other party in connection with any claim, loss or damage covered by such policy.

13. SIGNS

     Subject to Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to be listed on the interior sign tablet of the building lobby, expressly subject to the following terms and conditions:

        (1) The location of the Landlord's sign tablet shall be established by Landlord.

        (2) Tenant shall have the right to install signage on its entrance door(s) comparable to other signage in the building.

        (3) The cost of installation of Tenant's sign and the cost of maintenance of the sign tablet shall be at Tenants sole cost and expense.

        (4) Tenant shall not erect roof signs.

        (5) Any such signage shall be used only to identify the name of Tenant.

14. FIXTURES

     14.1 The Tenant is given the right and privilege of installing and removing its property, equipment and fixtures in the Premises during the Term. However, if prior to the expiration, of this Lease, Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and fixtures or other property within thirty (30) days after such, dispossess or removal, then and in that event, the said property, equipment and fixtures or other property shall be deemed at the option of the Landlord to be abandoned;
or in lieu thereof, at Landlord's option, Landlord may remove such property and charge the reasonable cost and expense of removal and storage to Tenant. The terms and conditions hereof are expressly subject to the terms and conditions of Article 27 hereof with respect to the subsequent Alterations to the Premises.

     14.2 Except as otherwise expressly provided for in this Lease, it is expressly understood and agreed that Tenant may install, connect and operate equipment as may be deemed necessary by Tenant for its business, subject to compliance with applicable rules and regulations of government boards and bureaus having jurisdiction thereof. Subject to the terms and conditions of this Lease, the movable machinery, trade fixtures and equipment belonging to the Tenant shall at all times be considered and intended to be personal property of the Tenant, and not part of the Property, and subject to removal by the Tenant, provided that the Tenant, at its own cost and expense, pays for any damage to the Premises caused by such removal.

15. GLASS

     The Landlord expressly covenants and agrees to replace any broken glass (with same type and quality) in the windows or other apertures of the Premises which may become damaged or destroyed at its cost and expense except if such damage is occasioned by the Tenant, its agents, servants or employees.

16. ASSIGNMENT AND SUBLETTING

     16.1 Subject to Section 16.4 the Tenant may not assign this lease or sublet the leased premises or a portion thereof, unless it shall first advise the Landlord in writing, by hand, reputable overnight courier or by certified mail, return receipt requested, of its intention to assign or sublease. In such event, the Landlord shall have ten (10) days from receipt of such notice to elect to re-capture the premises or the portion thereof that Tenant wishes to sublet, and terminate the within lease or to consent to the assignment of the lease or the sublease of the premises, which consent shall not be unreasonably withheld, provided the proposed assignee or sub-tenant is financially responsible, and in the case of an assignment, shall assume in writing the terms and conditions of the within lease on the part of the Tenant to be performed, failure of which shall be cause for Landlord to reject the assignment.

        16.2 If Landlord elects to recapture the leased premises, Tenant shall surrender the leased premises ninety (90) days after Landlord's written notice of its election to recapture, and this Lease shall terminate as if the last day of the Term had occurred.

        16.3 In connection with any permitted assignment or subletting (subject to compliance with this Article 16.3 and Article 16.5), the Tenant covenants and agrees that: (i) the Tenant shall pay monthly to the Landlord 50% of any increment in rent received by Tenant per square foot per annum over the annual rent then in effect during the year of assignment or subletting, which payment shall be made monthly together with the required rental payment to be paid pursuant to Article 6 and (ii) if Tenant receives any consideration or value for such assignment or subletting, Landlord shall be paid 50% of any such consideration or value within ten (10) days after receipt of same by Tenant. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant's obligation to Landlord hereunder.

        16.4 The Landlord's consent shall not be required and the terms and conditions of Article 16.1 and 16.3 shall not apply as to Landlord's right to recapture if the Tenant assigns this lease or subleases the premises to a parent, subsidiary, affiliate or a company into which Tenant is merged or with which Tenant is consolidated, or to the purchaser of all of the assets of or a majority of shares of stock in Tenant, provided however that there shall be no change in use of the premises.

        16.5 In the event of any permitted assignment or subletting the Tenant shall remain and be directly and primarily responsible for payment and performance of the within lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this lease. No such assignment or subletting shall be made to any assignee or subtenant who shall occupy the premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed extra hazardous, or which would in any way materially violate applicable laws, ordinance or rules and regulations of governmental boards and bodies having jurisdiction.

17. FIRE AND CASUALTY

        17.1 Within fifteen (15) days from the date of any fire or casualty including, without limitation, a force majeure type of event that renders the Premises untenantable, the Tenant to give Landlord notice of any fire or other casualty, Landlord shall obtain from its Architect, or if its Architect shall not be in existence from any AIA architect of reputation in the office-industrial building field, a certification certifying in his opinion the time within which the building can be restored and constructed under standard construction conditions (hereinafter called the "Restoration Time"). Landlord shall promptly deliver such certification to the Tenant (hereinafter referred to as "Landlord's Notice"), and in the event the damage be so substantial that the Building cannot be restored within one hundred twenty(120) days from the date of such fire or casualty based on the certified Restoration Time hereinabove referred to, then in that event the Tenant shall have the right within thirty
(30) days after receipt of such notice to advise Landlord that it elects to terminate the Lease. Except as provided in Section 17.2 hereof, nothing herein contained, however, shall obligate the Landlord in any event to restore the Premises and Landlord shall have the right to terminate the Lease at its sole election in the event the Premises cannot be restored within the one hundred twenty (120) day period. In the event Landlord or Tenant so elects then tenant shall surrender the Premises forthwith, provided that Tenant shall continue to pay pro-rata Annual Basic Rent and Additional Rent for any portion of the Premises which it continues to occupy and conduct business pending such surrender of the Premises. Rent shall abate from the date of casualty or damage with respect to that portion of the Premises the Tenant cannot occupy for its business purposes until the Premises is restored.

        17.2 In the event such damage or casualty can be restored within 120 days then, Landlord shall diligently repair and restore the Premises, Building and improvements within the Restoration Time and during such Restoration Time Annual Basic Rent and Additional Rent shall abate proportionately from the date of such damage or casualty during the period of reconstruction for any portion of the Premises which Tenant cannot occupy.

        17.3. In the event of such fire or casualty as above provided, the tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. In any event, the Tenant shall assume at its sole risk the responsibility for damage or security with respect to such fixtures and equipment in the event the area where the same may be located has been damaged, until the Building shall be restored and made secure.

18. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

        18.1 The Landlord represents that as of the Commencement Date and throughout the Term, the Property shall be in good repair and condition and that there will be substantial and material compliance with all statutes, rules, ordinances, orders, regulations and requirements of the Federal, State, County and City Government including without limitation, all environmental laws, including those referenced in Section 4 hereof, and any and all of their departments and bureaus applicable to Tenant's use of the Premises and Building, and also to all rules, orders and regulations of the Board of Fire Underwriters, or its local equivalent. Landlord shall keep, defend, save and hold harmless the Tenant for any and all damages and liability arising from the violation of the above representation by Landlord, any previous owners of the Property, and any tenant (past or present) (other than Tenant) on the Property.

        18.2 (i) Provided there is no abrogation of that which is stipulated in
18.1 above, in which case Landlord shall remain responsible, the Tenant covenants and agrees that it will, during the Lease Term, promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, County and City Government and of any and all their departments and bureaus, applicable to the Premises.

        (ii) Provided there is no abrogation of that which is stipulated in
18.1 above, in which case Landlord shall remain responsible, the Tenant covenants and agrees, at its own cost and expense, to comply with such regulations or requests as may be reasonably required by all fire or liability insurance carriers providing insurance for the Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with Tenant's use and occupancy of the Premises in the conduct of its business. Tenant reserves the right, at its cost and expense, to contest any of the foregoing, provided that it will indemnify, defend and save Landlord harmless from any fine, penalty, imposition of lien as may be occasioned by such contest.

        18.3 In case the Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case the Tenant shall neglect or fail to make any necessary repairs, then the Landlord or the Landlord's agents (without any obligation upon the Landlord so to do) may after thirty (30) days' written notice from Landlord to Tenant, except for emergency repairs which may be made immediately after notice, enter said Premises (subject to Tenant's reasonable security and safety requirements) and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the said cost and expense shall be added to the next month's Annual Basic Rent and be due and payable by Tenant. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant, subject to the rights of the Tenant as hereinabove mentioned in the manner as in this Lease otherwise provided.

19. COVENANT AGAINST LIENS
        Tenant agrees that it shall not encumber the Premises or the Lease by any lien, charge or encumbrance. The violations of this Article shall be considered a default by Tenant unless the Tenant removes the lien or bonds it within thirty (30) days after Tenant receives notice of the lien. After notice to Tenant, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and costs, shall be payable to Landlord by Tenant on demand with interest until paid. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens.

20. QUIET ENJOYMENT

        The Landlord further covenants that the Tenant, on paying the Annual Basic Rent and Additional Rent and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Premises for the Term aforesaid.

21. INDEMNITY

        21.1 (a) Tenant agrees to indemnify Landlord against and save Landlord harmless from any and all loss, cost, penalties, fines and reasonable attorneys' fees and disbursements not covered by Landlords insurance, arising from (i) any default or breach by Tenant in the observance or performance of any of the material terms, covenants or conditions of this Lease by Tenant or (ii) any negligence or willful misconduct of Tenant, its agents, servants, employees invitees or licensees of Tenant in, on, or about the Premises, or any part of the Complex during the Term of this Lease. The obligation of Tenant hereunder shall not be deemed a waiver of subrogation to be obtained as hereinbefore provided in Article 12.2.

        (b) Landlord agrees to indemnify Tenant against and save Tenant harmless from any and all loss, cost liability, damage, and expense, including without limitation penalties, fines and reasonable attorneys' fees and disbursements, incurred in connection with or arising from (i) any default or breach by Landlord in the observance of the material terms, covenants, or conditions of this Lease by the Landlord, or (ii) any negligence or willful misconduct of Landlord, or its contractors, agents, servants, employees, invitees, or licensees in, on, or about the Premises, or any part of the Complex during the Term of this Lease.

        (c) Notwithstanding the foregoing, and in no event (except for Landlord's or Tenant's negligence or willful misconduct, unless expressly defined in this Lease) shall Landlord or Tenant be liable for indirect or consequential damages of the other (including lost profits) however occurring.

        21.2 Except for Landlord's negligence or willful misconduct, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, telephone cabling or wiring, or lighting fixtures of the same, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Neither Landlord or Tenant shall be liable for any damages arising from any act or neglect of any other tenant of the Building.

22. DEFAULT BY TENANT

        22.1 Each of the following shall be deemed a default by Tenant and breach of this Lease:

        (1) (i) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for any arrangement under any federal or state insolvency, bankruptcy or similar statute, provided that filing of a petition against Tenant by other parties with respect to bankruptcy, insolvency, or otherwise, will be a breach only if the proceedings are not stayed or dismissed within six (6) months, provided that Annual Basic Rent and Additional Rent are being paid during said six (6) month period;

        (ii) voluntary dissolution of liquidation of the Tenant, except pursuant to corporate reorganization;

        (iii) appointment of a permanent receiver or a permanent trustee of all or substantially all the property of the Tenant providing the receiver or trustee is not dismissed within six (6) months.

        (iv) taking possession of the property of the Tenant by a government officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant.

        (v) making by the Tenant of an assignment for the benefit of creditors.

If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Lease by ten (10) days' notice to the Tenant, and this Lease shall terminate on the day in such notice specified with the same force and effect as if that date were the date herein fixed for the expiration of the Term of the Lease.

        (2) (i) Default in the payment of the Annual Basic Rent or Additional Rent herein reserved or any part thereof for a period for ten (10) days after written notice to Tenant that same is due and payable.

        (ii) A default in the performance of any other covenant or condition of this Lease on the part of the Tenant to be performed for a period of twenty
(20) days after written notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of any covenants or obligations on the part of Tenant to be performed in accordance with the terms and conditions of this Lease shall be deemed to exist if steps shall have been commenced by Tenant within the twenty (20) day notice period after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

        22.2 In case of any such default under Article 22.1 (2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon the Tenant electing to terminate this Lease upon a specified date not less than three (3) days after the date of serving such notice, provided such notice advises Tenant that the default may be cured within the said three (3) day period. This Lease shall then expire on the date so specified as if that date has originally fixed as the expiration date of the Term herein granted, provided a default under Article 22.1 (2) hereof shall be deemed waived if such default is made good or cured before the date specified for termination in the notice of termination served on Tenant.

        22.3 In case this Lease shall be lawfully terminated as hereinbefore provided, or by summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

        22.4 In case this Lease shall be terminated as hereinafter provided, or by summary proceedings or otherwise, Landlord shall use its best efforts, in its own name and in its own behalf, to relet the whole or any portion of the Premises, for any period equal to or greater or less than the remainder of the then current Term, for any sum which is commercially reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such Lease Landlord may make such changes in the character of the improvements on the Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant commercially reasonable concessions or free rent. Landlord agrees that it shall undertake reasonable steps to mitigate Tenant's damages hereunder. Landlord shall not in any event be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the Annual Basic Rent reserved in this lease, but all said sums shall be credited toward Tenant's obligations occasioned pursuant to this Article 22.

        22.5 (1) In case this Lease be terminated by summary proceedings or otherwise as provided in this Article 22, and whether or not the Premises be relet, Landlord shall be entitled to recover from the Tenant, the following:

        (i) a sum equal to all reasonable expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Premises, and all reasonable costs and charges for the care of said Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such shall have been incurred by Landlord;

        (ii) a sum equal to all damages set forth in this Article 22 and in
Article 23 hereinafter referred to; and

        (iii) such other relief as the law may allow.

        (2) Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to the Landlord under this Article 22 and subsections hereof without waiting until the end of the then current Term, including such action for anticipatory breach or such other remedies available to Landlord in law or in equity. Any action taken by Landlord hereunder shall not be deemed a waiver of any other right or remedy which Landlord may have in law or in equity.

        (3) All sums which Tenant has agreed to pay by way of taxes, sewer charges, water rents or water meter charges, insurance premiums and other similar items becoming due from time to time under the terms of this Lease shall be deemed Additional Rent reserved in this Lease within the meaning of this
Article 22 and subsections hereof.

23. LIABILITY OF TENANT FOR DEFICIENCY

        In addition to Landlord's rights heretofore provided in Article 22, in the event that the relation of the Landlord and Tenant may cease or terminate by reason of the default by the Tenant and the reentry of the Landlord as permitted by the terms and conditions contained in this Lease or by the ejectment of the Tenant by summary proceedings or other judicial proceedings, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the Annual Basic Rent and Additional Rent which shall accrue subsequent to the reentry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained the difference between the Annual Basic Rent and Additional Rent reserved and the then Fair Market Rental Value of the Premises or actual rent collected and received, if any, by the Landlord, during the remainder of the unexpired Term, as the amount of such difference or deficiency shall from time to time be ascertained.

24. LANDLORD'S REMEDIES

        24.1. The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

        24.2 In addition to any other legal remedies for violation or breach by or on the part of the Tenant or by any undertenant or by anyone holding or claiming under the Tenant or any one of them, of the restrictions, agreements or covenants of this Lease on the part of the Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of the Landlord.

        24.3. No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as waiver or estoppel of the right of the Landlord to recover possession of the Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

25. NOTICES

        All notices required or permitted to be given to the Landlord or Tenant shall be given by certified mail, return receipt requested, or by reputable overnight courier or via facsimile if confirmed within ten (10) days by receipt f hardcopy at the Notice Address, and/or such other place as the Landlord or Tenant may designate in writing, and shall be deemed given upon the date of delivery as evidenced by the postal receipt or facsimile confirmation slip.

26. NON-WAIVER

        The failure of a party to insist upon strict performance of any of the covenants or conditions of this Lease, or to exercise any option of such party herein conferred in any one or more instances, shall not be construed as a waiver by such party of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect. Any waiver, relinquishment or failure by a party to insist upon strict performance of any of the covenants or conditions of this Lease shall also not operate as a waiver of any past breaches.

27. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

        27.1 The Landlord and Tenant agree that Tenant shall not have the right to make any alterations, additions or improvements (all hereinafter referred to as "Alterations") to the Premises during the term of the Lease, except with the express prior written consent of the Landlord, which consent Landlord shall not unreasonably withhold or delay.

        27.2 If Landlord consents to Tenant's request to make alterations, additions or improvements to the Premises, Landlord shall inform Tenant at the time of its approval whether Landlord will require the requested improvements to be removed at the end of the Term, and, it is understood and agreed that the same shall be construed in accordance with the following express terms and conditions:

        (i) Tenant shall submit to Landlord for prior approval copies of its proposed plans in connection with the work to be performed, the approval of which plans shall not be unreasonably withheld or delayed by Landlord, provided that the structural integrity of the Premises shall not be materially lessened by reason thereof, nor the Building systems be impaired;

        (ii) such work shall be installed and completed in a good and workmanlike manner in compliance with all applicable laws, rules, regulations and ordinances, and the specifications for such work shall equal or exceed the specifications for the original construction of the improvements under this Lease, taking into consideration any changes in construction practices and technology which may exist at the time of the Alterations;

        (iii) Tenant shall have procured and paid for all permits and licenses required in connection therewith; and

        (iv) during the period when the Alterations are being made, Tenant shall maintain or require its contractors to maintain public liability insurance with respect to any Alterations in the minimum amount ONE MILLION ($1,000,000.00) DOLLARS per occurrence.

        27.3 Notwithstanding the provisions of Section 27.1 hereof, Tenant may make Non-Structural Tenant Alterations (hereinafter defined) to the Premises without the prior written consent of Landlord, provided Tenant complies with Articles 27.2 (ii) through (iv). For the purposes of this Article 27.2, Non-Structural Tenant Alterations shall be deemed to be any work which (i) does not affect or alter the outside appearance, or the strength of the Building including the foundation, the roof, and the columns and beams (ii) would not require Tenant interference with primary Building systems and core areas of the Building, and (iii) would not impair or diminish existing Building systems or equipment, including but not limited to HVAC, electrical, structural, plumbing or other systems.

        27.4 Landlord conditions its consent to the Tenant Alterations on Tenant, at the end of the Term or earlier termination of this Lease, either (i) restoring the Premises to its condition immediately prior to the work, or (ii) paying for the cost of restoration as reasonably estimated by Landlord. Landlord shall not require restoration for any Tenant Alterations unless such work materially diminishes the value of the Premises. It shall be Tenant's option whether it shall perform the work pursuant to clause (i) hereof or pay the Landlord the estimated cost of same pursuant to clause (ii) hereof.

        27.5 Tenant shall have no obligation for any restoration or removal under any of the following circumstances:
        (i) any Non-Structural Tenant Alteration or;

        (ii) any work performed by Landlord or Tenant prior to the Commencement Date; or

        (iii) if Landlord does not require removal at the time it approves Tenant's plans.

        27.6 Tenant may, at its own cost and expense, without Landlord's consent, install, replace or remove any fixtures, trade fixtures, machinery, and equipment (all hereinafter referred to as "Trade Fixtures"). Any such Trade Fixtures shall not become the property of Landlord other than replacement of Trade Fixtures which were the property of, and were originally installed by Landlord. Tenant shall, at the Lease Expiration Date, remove all, or any part of such Trade Fixtures and repair any damage occasioned by such removal.

        27.7 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Mechanic's Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

28. WARRANTY OF TITLE
        Landlord represents that it has good and marketable fee simple title to the Premises which are the subject of this Lease, and that it has the full right, capacity and authority to enter into the within Lease agreement.

29. EASEMENTS

        Without any obligation on the part of the Landlord so to do, Landlord reserves the right, easement and privilege to enter on the Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines or service in connection therewith as may be required by the Landlord in connection with service of the Premises. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs, the Landlord, shall, at its own cost and expense, as condition of Landlord's rights hereunder, restore said paving, lawn seeded area or shrubs. The Landlord covenants that the foregoing work shall not interfere with the normal operation of Tenant's business.

30. AIR, WATER, TOXIC WASTE AND GROUND POLLUTION
        30.1 The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of air, water, topic waste or ground pollution caused by the Tenant in its use of the Premises during the term. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing air, water, topic waste or ground pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, water, topic waste or ground caused by the Tenant by its use of the Premises. Tenant's use of the Premises is not subject to ISRA, and Tenant's use of the Premises will not cause the Premises to be subject to ISRA. If, in the future, Tenant's use of the Premises becomes, or causes the Premises to become subject to ISRA, Tenant agrees that it will, at the expiration of the Lease Term, comply at its own cost and expense with the requirements of ISRA or equivalent act, as the same may be applicable to the use and occupancy by Tenant of the Premises. Tenant, however, shall not be responsible for any hazardous or toxic material or condition not occasioned by Tenant in connection with its use and occupancy of the Premises. The foregoing covenant shall survive the expiration or termination of the within Lease. Tenant shall be responsible for and shall indemnify Landlord for any damages excluding indirect, or consequential damages occasioned by Landlord as a result of Tenant's failure to effectuate ISRA, if applicable, or other environmental law compliance hereunder.

        30.2 Landlord represents and warrants that any handling, transportation, storage, treatment or use of hazardous or toxic material that have occurred on the Premises or the property prior to the Commencement Date have been in compliance with all applicable federal, state, and local laws, regulations and ordinances; that to best of Landlord's knowledge, no leak, spill, release, discharge, emission or disposal of hazardous or toxic material has occurred on the Premises or the property prior to the Commencement Date; that the soil, groundwater, and soil vapor on or under the Premises or the property are free of hazardous or toxic materials as of the Commencement Date and that to the best of Landlord's knowledge as of the Commencement Date the Premises or the Project do not contain any asbestos, PCBs or underground storage tanks.

        30.3 Landlord agrees to indemnify, defend and hold Tenant and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss including, without limitation, reasonable attorneys' fees, consultant fees, and expert fees which arise during or after the term of this Lease from or in connection with the presence or suspected presence of hazardous or toxic material in the soil, groundwater or soil vapor on or under the Premises or the property, or Landlord's breach of Article 30.2, unless the hazardous or toxic materials is the responsibility of Tenant under this Lease. This indemnity shall survive the expiration or earlier termination of this Lease.

31. STATEMENT OF ACCEPTANCE

        Upon the delivery of the Premises to the Tenant pursuant to the terms and conditions of this Lease, the Tenant covenants and agrees that at Landlord's request, it will acknowledge in writing that it accepts the Premises and agrees to pay Annual Basic Rent from the Commencement Date, subject to the terms and conditions of the Lease as herein contained.

32. FORCE MAJEURE

        Except for the obligation of the Tenant to pay Annual Basic Rent and Additional Rent as in this Lease provided, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, or the act or default of the other party, shall be added to the time for performance of such act. In order to invoke the benefits of this Article 32, notice shall be given in writing to the other party invoking the benefits hereunder within 10 days after the occurrence of any event claimed to have caused delay hereunder.

33. CONDEMNATION

        33.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain (i) a portion of the Building or Property is taken which taking shall unreasonably or unduly interfere with the use of the Demised Premises (as certified by Tenants Board of Directors), Property, or Building by Tenant; or (ii) access to the Demised Premises be denied; then and in either of such events as hereinabove provided, the Lease Term created shall, at the option of the Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Building. Landlord also agrees that it will, to the extent practicable and available, restore the Premises taken, subject to compliance with existing zoning regulations and engineering feasibility. Landlord also agrees that if Tenant does not cancel the Lease as herein permitted, Landlord will use its good faith efforts to replace the parking spaces to reasonable contiguity to the Premises. The Tenant shall only be responsible for the payment of Annual Basic Rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, personal property losses, moving and other similar costs and charges directly incurred by the Tenant and resulting from such condemnation.

        33.2 In the event of any partial taking which would not be cause for termination of the within Lease and a taking which would be cause for termination, but in which event the Tenant shall elect to retain the balance of the Premises remaining after such taking, then and in either event, the Annual Basic Rent shall abate in an amount to be mutually agreed upon between the Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. In any event, no part of the Landlord's condemnation award shall belong to or be claimed by the Tenant. However, the Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Premises, at the Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building and/or improvements to the extent of the condemnation award, which restoration shall be made in the same manner and in accordance with the same time periods hereinbefore provided in Article
17. In the event there is any dispute as to the amount of rent abatement, the same shall be submitted to the American Arbitration Association for binding determination at the equal administrative cost of Landlord and Tenant.

34. SURRENDER OF PREMISES

        On the last day, or earlier permitted termination of the Lease Term, Tenant shall quit and surrender the Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted), and shall deliver and surrender the Premises to the Landlord peaceably, together with all alterations, additions and improvement in, to or on the Premises made by Tenant as permitted under the Lease. Prior to the expiration of the Lease Term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. Tenant shall be responsible to repair and/or replace any portion of the Premises damaged, or which may require restoration occasioned by such removal. If the Premises be not surrendered within sixty (60) days after the end of the Lease term, Tenant shall indemnify Landlord against loss or liability resulting from such delay by Tenant in surrendering the Premises, including, without limitation any claims made by any succeeding tenant founded on the delay, provided Tenant is given at least 15 days notice of such Tenant's planned occupancy. Without limiting Tenant's liability as hereinabove referred to, in the event surrender is delayed by Tenant. Tenant shall pay to Landlord a sum equal to one hundred twenty five (125%) percent of the Annual Basic Rent and 100% of the Additional Rent payable monthly prior to the expiration of the Lease Term, prorated per diem for the holdover term. All Annual Basic Rent and Additional Rent adjustments and executory covenants as in the Lease provided shall survive the Lease termination and surrender of the Premises in accordance with their terms.

35. SHORT FORM LEASE

        It is understood between the parties hereto that this Lease will not be recorded, but that if requested by either party a short form of lease, describing the property leased hereby, giving the Term of this Lease, and making particular mention of any special clauses as herein contained, will be recorded in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

36. LEASE CONSTRUCTION

        This Lease shall be construed pursuant to the laws of the State of New Jersey. This Lease shall be construed according to its plain meaning as if prepared by both of the parties hereto.

37. BIND AND INURE CLAUSE

        The terms, covenants and conditions of the within Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

38. DEFINITIONS

        The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

39. DEFINITION OF TERM OF "LANDLORD"

        When the term "Landlord" is used in this Lease it shall be construed to mean and include only the owner of the fee title of the Premises. Upon the transfer by the Landlord of the fee title hereunder, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, after the date of such transfer, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption in writing by the grantee or transferee of the obligations of the Landlord to be performed pursuant to the terms and conditions of the within Lease after the date of transfer of title.

40. SUBORDINATION AND NON-DISTURBANCE

        40.1 This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground rents or other encumbrances now or hereafter placed on the Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant covenants and agrees to execute and deliver upon demand such instrument or instruments evidencing such subordination of the Lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee.

        40.2 Within thirty (30) days after the execution of this Lease, Landlord shall use reasonable efforts to obtain and deliver to Tenant from any present mortgagee, trustee, fee owner, prime lessor or any person having an interest in the building superior to this Lease ("Superior Interest") a written nondisturbance agreement in recordable form providing that so long as Tenant performs all of the terms, covenants and conditions of this Lease and agrees to attorn to the holder of the Superior Interest, Tenant's rights under this Lease shall not be disturbed and shall remain in full force and effect for the Term, and Tenant shall not be named or joined by the holder of the Superior Interest in any action or proceeding to foreclose thereunder. Tenant's agreement to subordinate its Lease to any future Superior Interest is conditioned upon Landlord furnishing a nondisturbance agreement in accordance with Article 40. Landlord represents that as of the date of this Lease Landlord owns 100% of the fee simple title to the Property.

41. AUTHORITY

        Landlord and Tenant, by their respective signatories, do hereby warrant one to the other that the parties executing the within Lease have the full authority to execute the within Lease and the bind Landlord and Tenant respectively.

42. BROKERAGE

        Landlord and Tenant mutually represent one to the other that neither party dealt with any brokers in connection with the initiation, negotiation and consummation of the within Lease transaction.

43. SECURITY

        Upon execution of this Lease, the Tenant shall deposit an amount equal to one (1) months Basic Rent and Tenant Electric with the Landlord being the sum of Thirty Thousand Six Hundred Ninety and 25/100 Dollars ($30,690.25) as security for the full and faithful performance of this Lease upon the part of the Tenant to be performed. Upon termination of this Lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this Lease, the Landlord shall return the said security to the Tenant plus all interest that accrues thereon. Anything herein contained to the contrary notwithstanding, it is expressly understood and agreed that the said security deposit shall bear interest. Landlord and Tenant covenant and agree that each will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the term of this lease. Whenever under this Lease the Basic Rent shall be increased, Tenant shall deposit with Landlord such additional sums as shall increase the amount of security held by Landlord so as to make it equal to one (1) months of then prevailing Basic Rent. Landlord shall deposit the security funds in a separate interest bearing account to the benefit of Tenant less one percent (1%) for Landlords administrative costs.

44. FINANCIAL STATEMENTS

        Tenant agrees that it will furnish to Landlord upon Landlord's request its latest financial statements which Landlord may require and if such financial statements are not available, furnish to Landlord its latest financial statement certified by an executive officer of the Tenant. Such request, however, shall not be made more than once in any calendar year, except if specifically required for any financing or refinancing of the Land and Building of which the Premises are a part. Any statements furnished hereunder shall be subject to a letter of confidentiality to be issued by the person requesting such statement.

45. EXCULPATION OF LANDLORD

        Neither Landlord nor its principals shall have any personal obligation for payment of any indebtedness or for the performance of any obligation under this lease but the payment of the indebtedness and the performance of obligations expressed herein may be enforced only against the Premises, and the rents, issues and profits thereof, and the Tenant agrees that no deficiency judgment or other judgment for money damages shall in any event be entered by it against the Landlord or its principals personally in any action; provided, however, that the provisions of this Article shall in no way affect Tenant's other remedies for the payment of any indebtedness or for the enforcement of Landlord's covenants under this Lease.

46. MORTGAGEE NOTICE CLAUSE

        Tenant agrees to give any mortgagee of which Tenant has notice (in accordance with Article 25 hereof), a copy of any Notice of Default served upon the Landlord by Tenant provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the name and address of such mortgagees. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this lease, then the Mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this lease shall not be terminated while such remedies are being so diligently pursued, but Tenant shall otherwise be entitled to all other remedies specified herein.

47. RULES
        Tenant shall comply with the rules and regulations annexed hereto and made a part hereof as Exhibit D. The Landlord reserves the right to adopt, amend or repeal, from time to time, reasonable rules and regulations (the "Rules") concerning the use and occupancy of the Demised Premises, which shall be applicable to all tenants of the Building. Notice of the Rules, if any, shall be given to the Tenant, in writing.

48. OPTION TO RENEW

        Tenant shall have two options to renew the Term of this Lease as follows:

48.1 First Renewal Option.

        Provided the Tenant is not in default pursuant to the terms and conditions of this Lease at the time of renewal notice and as of date of commencement of renewal term, the Tenant is hereby given the right and privilege to renew the within Lease for an additional one (1) year period, to commence at the end of the initial Term (the First Renewal Period"), which renewal shall be on all the same terms and conditions as during the original Term, including, without limitation, there shall be no change in the rent.

        In order to exercise its option for the First Renewal Period, Tenant must give Landlord notice of its intent to renew, in writing, in accordance with the provisions of Article 25 hereof, no later than three (3) months prior to the expiration of the original Term of this Lease.

48.2 Second Renewal Option

        Provided the Tenant is not in default pursuant to the terms and conditions of this Lease at the time of renewal notice and as of the date of commencement of the second renewal term, the Tenant is hereby given the right and privilege to renew the within Lease for an additional one (1) year period, to commence at the end of the First Renewal Period, which renewal shall be at the then current Fair Market Value for Murray Hill, NJ and the Interstate 78/287 Interchange Market, but not less than the rate Tenant is currently paying.

48.3

        The aforesaid calculation shall be submitted by Landlord to Tenant within ten (10) days after Landlord's receipt of Tenant's second renewal notice. If Tenant agrees with Landlord's calculation of the Fair Market Rent for the Premises, the calculation shall be submitted as an addendum to this Lease. If Tenant does not agree with Landlord's calculation, Tenant may rescind its second renewal notice no later than two months prior to the end of the First Renewal Period, and this Lease shall then terminate as of the end of the First Renewal Period. It is agreed that if the rental increase calculation shall not have been made at the time of commencement of the second renewal term, Tenant shall continue to pay the rent applicable at the end of the First Renewal Period, provided however, that upon the giving of notice by Landlord to Tenant of the adjustment of rental calculated as aforesaid, the amount of any increase of rent shall be due upon demand by Landlord retroactively for any months of the second renewal term as to which such increased rental shall not have been paid and the adjusted rent shall thereafter be paid at the regular times for payment of the basic rent.

48.4

        Tenant shall also pay Additional Rent in the same manner as required in Article 1 G (ii), which payment of Annual Basic Rent and Additional Rent in the same manner as required and in accordance with Article 6.

48.5

        The right, option, and privilege of the Tenant to renew this Lease for a second renewal period as hereinabove set forth is expressly conditioned upon the Tenant delivering to the Landlord, in writing, in accordance with the provisions of Article 25 hereof, notice of its intention to renew, which notice shall be given to the Landlord by the Tenant no later than three (3) months prior to the date fixed for termination of the First Renewal Period.

49. THIRD PARTY LITIGATION

        Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in or in connection with such litigation.

50. INVALIDITY OF PARTICULAR PROVISIONS

        Wherever in this Lease any portion or part thereof has been stricken out, whether or not any relative provision has been added, this Lease shall be read and construed as if the material so stricken were never included herein and no implication shall be drawn from the text of the material so stricken which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material were never contained herein.

51. COST OF PERFORMING OBLIGATIONS

        Unless otherwise specified, the respective obligations of the parties to keep, perform and observe the terms, covenants or conditions of this Lease shall be at the sole cost and expense of the party so obligated.

52. MODIFICATION

        This Lease may not be modified except by an instrument in writing signed by the parties hereto.

53. INTEGRATION

        The agreements contained in this Lease constitute the full and final agreement between the parties hereto as to the subject matter hereof, and all prior agreements or writings of any nature between the parties hereto are hereby superseded and are integrated herein.

54. WAIVER OF JURY TRIAL

        The parties waive the right to a jury trial with respect to any action, including any action for damage or injury arising out of this Lease or Tenant's use or occupancy of the Premises.

55. ARBITRATION

        Any arbitration for which provision is made herein shall be conducted in accordance with the then prevailing rules of the American Arbitration Association. The parties shall each appoint an arbiter within fifteen (15) business days after receiving the list of available arbiters. The two (2) arbitrators shall select a third arbiter within fifteen (15) days after the selection of the first two and a simple majority of two arbitrators will prevail. The arbitrators' determination shall be binding upon Landlord and Tenant. Any arbiter provided for herein shall have had at least ten (10) years experience with commercial real estate leases.
        The fees and expenses of the arbitrator(s) shall be divided equally between Landlord and Tenant. Landlord and Tenant shall each bear their own expenses (including, but not limited to, attorney's fees and expenses of witnesses) in any arbitration proceeding. The arbitration proceeding shall be held in Murray Hill, New Jersey.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.

WITNESS:
                                        "K" LINE REALTY (N.J.) INC.
/s/ Lesley C. Tischio                   /s/
                                By:     Richard B. Motta
                                        Executive Vice President
                                        Landlord


WITNESS:
                                        MCC CORPORATION
/s/ Barbara Lopez                       /s/
                                By:     Robert Wallach
                                        President
                                        Tenant


STATE OF NEW JERSEY )

                    ) SS:

COUNTY OF  Middlesex)


        BE IT REMEMBERED, that on this 31st day of May, 1996, before me, the subscriber, personally appeared. Richard B. Motta, who, I am satisfied, is the person who signed the within Instrument, as the Executive Vice President of the Landlord named therein, and he thereupon acknowledged that he signed, sealed and delivered the same as his act and deed for the uses and purposes therein expressed.



                                        /s/ Joseph Leanza
                                        NOTARY PUBLIC OF NEW JERSEY
                                        My Commission expires Aug. 15, 1998


STATE OF NEW JERSEY )

                    ) SS:

COUNTY OF Union     )


        BE IT REMEMBERED, that on this 31st day of May, 1996 before me, the subscriber, personally appeared Robert Wallach, who I am satisfied, is the person who signed the within Instrument as President of the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.


                                        /s/ Kirsten M. Beck
                                        NOTARY PUBLIC OF NEW JERSEY
                                        Commission expires Feb. 28, 2001